As Filed With the Securities and Exchange Commission on June 20, 1997

                                                  Registration No. 333-
                                                                       ---------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           --------------------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          --------------------------

                           PREMIER BANCSHARES, INC.
                      -----------------------------------
             (Exact name of registrant as specified in its charter)


   Georgia                          6025                       58-1793778
--------------                 -----------------            -----------------
(State of other                (Primary Standard            (I.R.S. Employer
jurisdiction of                Industrial Classi-           Identification No.)
incorporation)                 fication Code No.)


                               2180 Atlanta Plaza
                           950 East Paces Ferry Road
                             Atlanta, Georgia 30326
                                 (404) 814-3090

      ------------------------------------------------------------------
         (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                            Steven S. Dunlevie, Esq.
                           Elizabeth O. Derrick, Esq.
                     Womble Carlyle Sandridge & Rice, PLLC
                     Suite 700, 1275 Peachtree Street, N.E.
                            Atlanta, Georgia  30309
                                 (404) 872-7000

               (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

      ------------------------------------------------------------------
Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-24537

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act , check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

                                              Proposed           Proposed
 Title of each class                          maximum            maximum          Amount of
    of securities        Amount to be         offering           aggregate       Registration
  to be registered      registered(1)    price per share(2)  offering price(2)      Fee(2)
  ----------------      -------------    ------------------  -----------------   ------------

Common Stock,           10,311 shares           $16.38            $168,894           $51.17
$1.00 par value

(1) The Registrant will deregister the indicated shares if the Registrant's shareholders fail to approve the matter described in the Registrant's Registration Statement on Form S-4 (Reg. No. 333-24537), incorporated herein by reference.
(2) In accordance with Rule 457(f)(2), the total registration fee has been calculated based on last sale reported by NASDAQ National Market System for the Central and Southern common stock as of June 17, 1997 ($16.38).

                               EXPLANATORY NOTES

          This Registration Statement is being filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of Registration Statement No. 333-24537 declared effective by the Commission on May 16, 1997, including any prospectuses filed pursuant thereto, are hereby incorporated herein by reference.


                                  UNDERTAKING

          The Registrant hereby undertakes and agrees to pay the registration fee for the securities registered hereunder within twenty-four (24) hours of the filing of this Registration Statement. It will give irrevocable wiring instructions to its bank at the opening of business on Friday, June 20, 1997, to wire the registration fee to the Commission immediately. Registrant has sufficient funds in its account to cover the amount of the filing fee.

                                   EXHIBITS

                                  Description
                                  -----------



5.1   Opinion of Womble Carlyle Sandridge & Rice, PLLC

23.2  Consent of Mauldin & Jenkins, L.L.C.

23.3  Consent of Porter Keadle Moore, L.L.P.

23.4  Consent of Brown, Burke Capital Partners, Inc.

23.5  Consent of Alex Sheshunoff & Co. Investment Banking

24 Power of Attorney (included on Signature Page of Registrant's Registration Statement on Form S-4 (Reg. No. 333-24537) and incorporated herein by reference)

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 17, 1997.

                                              PREMIER BANCSHARES, INC.

                                              By: /s/ Darrell D. Pittard
                                                  ------------------------
                                                  Darrell D. Pittard
                                                  Chairman and Chief Executive
                                                  Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                     Title                          Date
      ---------                     -----                          ----
      /s/ N. Michael Anderson*      Director                       June 17, 1997
      -----------------------
      N. Michael Anderson


      /s/ James L. Coxwell*         Director                       June 17, 1997
      --------------------
      James L. Coxwell


      /s/ William M. Evans, Jr.*    Director and Treasurer         June 17, 1997
      -------------------------
      William M. Evans, Jr.


      /s/ James E. Freeman*         Director and Secretary         June 17, 1997
      --------------------
      James E. Freeman


      /s/ Billy H. Martin*          Director                       June 17, 1997
      -------------------
      Billy H. Martin


      /s/ J. Edward Mulkey, Jr.*    Director, Vice Chairman        June 17, 1997
      -------------------------
      J.  Edward Mulkey, Jr.


      /s/ Darrell D. Pittard        Chairman and Chief Executive   June 17, 1997
      -----------------------       Officer (principal executive
      Darrell D. Pittard            officer


      Signature                     Title                          Date
      ---------                     -----                          ----
      /s/ Robin Howell*             Director                       June 17, 1997
      ----------------
      Robin Howell


      /s/ Frank H. Roach*           Chief Financial Officer/       June 17, 1997
      ------------------            Executive Vice President
      Frank H. Roach                (principal financial and
                                    accounting officer)



*  By:  Darrell D. Pittard, Attorney-in-Fact